UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: May 14, 2013
(Date of earliest event reported)

Rosetta Resources Inc.
(Exact name of registrant as specified in its charter)

DE	000-51801	43-2083519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1111 Bagby, Suite 1600 Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

713-335-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 14, 2013, a subsidiary of Rosetta Resources Inc. (“Rosetta” or the “Company”) closed on its previously announced acquisition of Permian Basin assets from an affiliate of Comstock Resources, Inc.  (“Seller”) under the Purchase and Sale Agreement between Rosetta and Seller dated March 14, 2013 (“Agreement”).  Rosetta paid a total consideration of $811 million which included normal and customary closing adjustments, which amount is subject to further normal and customary post-closing adjustments.  The effective date of the acquisition is January 1, 2013.  The transaction was largely funded by the net proceeds received from the Senior Notes issued in April, as well as borrowings under Rosetta’s expanded Senior Revolving Credit Facility.

The foregoing is not a complete description of all the terms and provisions of the Agreement, and is qualified in its entirety by reference to the full text of the Agreement, a copy of which was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q filed on May 6, 2013, which is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On May 14, 2013, Rosetta issued a press release announcing the completion of the acquisition described in Item 2.01 above. A copy of the press release is filed as exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:

The financial statements and pro forma financial information required to be filed under Item 9.01 of this Current Report on Form 8-K are included in Rosetta’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on April 15, 2013.

(b) Pro forma financial information:

The financial statements and pro forma financial information required to be filed under Item 9.01 of this Current Report on Form 8-K are included in Rosetta’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on April 15, 2013.

(c) Company transactions:

None

(d) Exhibits

Exhibits. The Registrant includes a copy of the press release as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2013	ROSETTA RESOURCES INC.

	By:	/s/ John E. Hagale

John E. Hagale
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Rosetta Resources Inc. dated May 14, 2013.